Exhibit 10.1
[Letterhead of Impax Laboratories, Inc.]
June 17, 2011
Mr. Charles V. Hildenbrand
Re: Confidential Separation and Release Agreement
Dear Charles:
This letter sets forth the substance of the separation and release agreement (the “Agreement”) which Impax Laboratories, Inc. (“Impax”) is offering to you to aid in your employment transition. You will only receive the benefits described in Paragraphs 4 and 5 if you sign and return and do not revoke this Agreement to Impax within the time set forth in Paragraph 14 below.
1. Separation. You involuntarily resigned from employment with the Company on Friday, June 17, 2011 (the “Separation Date”). As such, as of the Separation Date, you no longer held any employment or other positions with the Company (or any subsidiary or affiliated entities). The parties agree that the termination of your employment shall be classified as a resignation by you, and that the Separation Date is the date of your “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).
2. Accrued Salary, Vacation. On the Separation Date, you acknowledge that Impax paid you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings. You were entitled to these payments regardless of whether or not you sign this Agreement.
3. Benefits and Insurance. All Impax benefits and insurance cease as of the Separation Date, except for health care benefits (medical, dental and vision coverage), which are in effect until June 30, 2011. After this date and to the extent permitted by the federal and/or California COBRA law and the insurance policies and rules applicable to Impax, you may be eligible to continue your health insurance benefits and, later, to convert to an individual policy. On or about your Separation Date, Impax will provide you under separate cover a COBRA notice setting forth your rights and responsibilities with regard to COBRA coverage.

4. Severance Benefits. Although the Company has no plans or policies regarding severance benefits, in return for the execution and non-revocation of this Agreement in the time period set forth herein, provided you are not in default of any of the provisions hereunder, the Company will pay you, as severance, the total amount of: $790,434.50 (“Severance Pay”). The Severance Pay consists of: (a) the amount equal to the Base Salary remaining under the Employment Agreement dated January 1, 2010 (the “Employment Agreement”) ($554,483.32), and (b) an amount equal to the average of the Target Bonus (as defined in the Employment Agreement) that you received from the Company for all fiscal years completed during your employment under the Employment Agreement ($235,841.18). If you sign and do not revoke the Agreement, the Severance Pay shall be paid to you in equal installments, less standard deductions and withholdings, on the Company’s normal payroll dates for a period of 12 months (subject to the last sentence of this Paragraph 4) from the Separation Date, in accordance with the normal payroll practices of the Company, with each such payment deemed to be a separate payment for the purposes of Code Section 409A. The Company shall provide the Agreement to you within seven days following your Separation Date. In order to receive the Severance Pay under this Section 4 and the payments under Section 5, you will be required to execute and deliver the Agreement within 21 days after the date it is provided to you and not revoke it within seven days following such execution and delivery to the Company and not be in default of any provisions hereunder. All payments delayed pursuant to the Agreement shall be paid to you in a lump sum on the first Company payroll date on or following the 60th day after the Separation Date, and any remaining payments due shall be paid in accordance with the normal payment date specified for them herein.
5. COBRA Payment. Although Impax has no plans or policies regarding the payment of COBRA benefits, if you timely and effectively elect to continue coverage of your existing health care coverage pursuant to COBRA, provided you execute and do not revoke this Agreement in the time provided set forth herein, and you are not in default of any of the provisions hereunder, Impax will pay your COBRA premium (including dependent coverage, if applicable) through and including June 30, 2012 (“COBRA Payments”); provided however, that the Company will cease to pay your COBRA premiums if: (i) you become eligible for group health insurance coverage through a new employer, or (ii) you (or your dependents, as applicable) cease to be eligible for COBRA continuation coverage. You shall provide prompt written notice to the Company’s Vice President of Human Resources if you become eligible for group health insurance coverage through a new employer within twelve (12) months after the Separation Date. Such COBRA Payments shall be made each month from the Separation Date for COBRA coverage through and including June 30, 2012 (subject to the last sentence of this Paragraph 4), with each such payment deemed to be a separate payment for the purposes of Code Section 409A. The Company shall provide the Agreement to you within seven days following your Separation Date. In order for the payment under this Section 5 to be made, you will be required to execute and deliver the Agreement within 21 days after the date it is provided to you and not revoke it within seven days following such execution and delivery to the Company and not be in default of any provisions hereunder. All payments delayed pursuant to the Agreement shall be made in a lump sum on or near the first day of the month on or following the 60th day after the Separation Date, and any remaining payments due shall be paid in accordance with the normal payment date specified for them herein.
6. Tax Liability. Although the Company shall make tax withholdings from the Severance payments, you acknowledge that any and all tax liability, penalties and interest (including under Code Section 409A), if any, which may become due from you or assessed against you because of the Severance Pay, COBRA Payments and/or any other payments or benefits referenced in this Agreement is your sole responsibility, and you will pay any taxes, penalties and interest which may become due on it. You shall indemnify and hold harmless Impax from any tax, tax penalty, interest, attorneys’ fees or other costs related to the failure by you to pay any tax liability assessed against you, including under Code Section 409A because of the payment of the Severance Pay, COBRA Payments and/or any other payments or benefits referenced in this Agreement.

7. Section 409A. It is intended that this Agreement comply with, or be exempt from, Section 409A of the Internal Revenue Code and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. This Agreement shall be administered and interpreted to maximize the short term deferral exemption to Code Section 409A. The portion of any payment under this Agreement that is paid within the short term deferral exemption (within the meaning of Code Section 409A) shall be treated as short term deferral and not aggregated with other payments.
8. No Other Compensation or Benefits. You agree that the Severance Pay and COBRA Payments and any other payments or benefits referenced in this Agreement constitute consideration for which you are otherwise not entitled, and you agree that other than the Severance Pay and COBRA Payments specified in Paragraphs 4 and 5, you will receive no other wages, insurances, bonuses, vacation pay, benefits, or other monies or benefits from Impax at any time, and you agree that you are entitled to no other wages, benefits, insurances, bonuses, vacation pay or other monies of any nature from Impax.
9. Return of Impax Property. You agree that you have returned to Impax all Impax documents (and all copies thereof) and other Impax property which you have had in your possession at any time, including, but not limited to, Impax files, notes, records, business plans and forecasts, financial information, specifications, computer-recorded information, tangible property (including, but not limited to, computers, pagers or cell phones), credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of Impax (and all reproductions thereof). By signing this Agreement, you represent that you have made a diligent search for any Impax property in your possession or control and that you have returned all such materials to Impax.
10. Proprietary Information Obligations. You will refrain from any use or disclosure of the Company’s proprietary or confidential information or materials. In addition, you acknowledge your continuing obligations under any confidentiality agreement, including, without limitation, your obligation not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company.
11. Confidentiality. The provisions of this Agreement shall be held in strictest confidence by you and shall not be publicized or disclosed in any manner whatsoever; provided, however, that you may disclose this Agreement in confidence to your immediate family, attorney, accountant, tax preparer, and financial advisor and you may also disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law.

12. Non-Disparagement.
a. You agree not to disparage Impax or any Released Parties (as defined in paragraph 13, below) in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you will respond accurately and fully to any question, inquiry or request for information when required by legal process.
b. The Company shall advise its senior officers and the members of the Board (while serving in such capacities) not to disparage you in any manner likely to be harmful to you or your business, business reputation or personal reputation. Notwithstanding the foregoing, nothing in this Paragraph 12. b. shall prevent any person from making any truthful statement to the extent (i) necessary to rebut any untrue public statements made about him or her; (ii) necessary with respect to any litigation, arbitration or mediation involving this Agreement and the enforcement thereof; (iii) required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with jurisdiction over such person; or (iv) made as good faith competitive statements in the ordinary course of business.
13. Release. To the extent permitted by applicable law, you hereby generally and completely release Impax, and its predecessors, successors, parent and subsidiary entities, including but not limited to its and their respective directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, ERISA plans, current and former trustees and administrators of ERISA plans, affiliates, and assigns (“Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company or the Released Parties, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or the Released Parties; (3) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 and 1991 (as amended); the California Fair Employment and Housing Act (“FEHA”), as amended; (which may include claims for age, race, color, ancestry, national origin, disability, medical condition, marital status, sexual orientation, gender, gender identity, religious creed, pregnancy, sex discrimination and harassment); Section 1981 of the Civil Rights Acts of 1866; the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”); the Older Workers Benefits Protection Act; the Employee Retirement Income and Securities Act (“ERISA”); the Family and Medical Leave Act (“FMLA”); the California Family Rights Act (“CFRA”); the federal Americans with Disabilities Act of 1990 (“ADA”); the Lilly Ledbetter Fair Pay Act, the Immigration Reform and Control Act of 1986; the Equal Pay Act, of 1963, as amended; California Business and Professions Code 17200; Uniform Trade Secrets Act; Sarbanes-Oxley Act; any and all protections pursuant to California’s Labor Code or the Fair Labor Standards Act (“FLSA”); any wage and hour law (including any claim for waiting-time penalties); privacy rights; whistleblower protections; and constitutional protections. This release does not release claims that cannot be released as a matter of law, including, but not limited to, any workers’ compensation claim and any claims for unemployment insurance and your right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission, or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company (with the understanding that any such filing or participation does not give you the right to recover any monetary damages against the Company; your release of claims herein bars you from recovering such monetary relief from the Company).

14. ADEA Waiver. You hereby acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA. You also acknowledge that the consideration given for the foregoing waiver is in addition to anything of value to which you were already entitled. You have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any claims that may arise after your signing of this Agreement; (b) you should consult with an attorney prior to executing this release; (c) you have twenty-one (21) days within which to consider this release (although you may choose to voluntarily execute this release earlier); (d) you have seven (7) days following your execution of this Agreement to revoke the Agreement; and (e) this Agreement will not be effective until the eighth day after this Agreement has been signed by you (“Effective Date”).
15. Acknowledgement of Release. YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. You acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims you may have against Impax, its affiliates, and the entities and Released Parties herein.
16. Your Assistance in Dismissing Administrative Claims. You acknowledge and warrant that there are no claims or actions currently filed or pending relating to the subject matter of the Agreement. You hereby request all administrative agencies having jurisdiction over employment and labor law matters and courts to honor your release of claims under this Agreement. Should Impax ever request you to execute any administrative dismissal forms, you shall immediately execute the form and return it to Impax. Should you file any claim or action relating to the subject matter of this Agreement, such filing shall be considered an intentional breach of the Agreement and you will be subject, among other rights Impax may have, to all damages available under law and equity, including without limitation, the amount of consideration paid hereunder.
17. Breach of Agreement. If you violate any of your obligations under this Agreement, then the Company may at its option terminate your rights to any Severance Pay or COBRA Payments or any other payments or benefits referenced in this Agreement; provided, however, the Company may, in addition to any other rights it may have, demand a monetary payment equal to all Severance Pay and COBRA Payments and other payments received by you and you agree to make such payment upon such demand.

18. Your Cooperation. You agree to cooperate with Impax at all reasonable times and places as called upon to advise Impax and about issues and matters which arose during the course and scope of your employment at Impax. To such end, you agree to use your best efforts when (and if) called upon by agents of Impax to answer questions with regard to such issues and matters. You further agree to furnish such information and proper assistance to Impax as may reasonably be required by Impax in connection with any actual or contemplated mediation, arbitration, civil and/or administrative/agency litigation, pre-litigation or proceeding, any prosecution, and/or any investigation, in which it, they or any of its or their predecessors, successors, parent and subsidiary entities, affiliates or assigns is, or may become a party. Such cooperation shall include, without limitation, making yourself available to the Company (or others designated to act on its behalf) upon reasonable notice, without subpoena, to provide truthful, accurate and complete information in witness interviews, informal discussions, depositions, or trial testimony. You shall promptly inform the Company (to the extent you are legally permitted to do so) if you are asked to assist in any investigation of the Company or its actions, regardless of whether a lawsuit or other proceeding has then been filed with respect to such investigation. If you are required to provide any services pursuant to this Section, upon presentation of appropriate documentation, the Company shall promptly reimburse you for reasonable out-of-pocket travel, lodging, communication and duplication expenses incurred in connection with the performance of such services and in accordance with the Company’s expense policy for its senior officers, and for reasonable legal fees to the extent the Company in good faith believes that separate legal representation is reasonably required. Your entitlement to reimbursement of such costs and expenses, including legal fees, pursuant to this Section shall in no way affect your rights, if any, to be indemnified and/or advanced expenses in accordance with the Company’s (or any of its subsidiaries’) corporate or other organizational documents, any applicable insurance policy, and/or in accordance with this Agreement.
19. No Future Employment with Impax. You waive all rights to future employment/engagement or consideration for future employment/engagement by Impax, any parent, subsidiaries, related entities, or any of Impax’s successors and assigns. You further agree never to knowingly make application for employment or otherwise seek employment with Impax, any parent, subsidiaries, related entities, or any of Impax’s successors and assigns, and their refusal to employ you in any future capacity will not subject them to liability on any grounds.
20. Expense Reimbursements. You acknowledge that you have submitted your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. You acknowledge that the Company has reimbursed you for these expenses pursuant to its regular business practice.
21. Certification of No Work-Related Injuries. You agree, warrant and covenant that you have not experienced or suffered any work-related occupational injuries or diseases (physical, mental or otherwise) arising out of or in the course of your employment with Impax. You further certify that you have not failed to report any work-related occupational injuries or diseases arising out of or in the course of your employment with Impax.

22. Non-Admission of Liability. This Agreement shall not be construed to be an admission of any liability to you or to any other person.
23. Voluntary Agreement and Representation of Understanding. You represent that you have thoroughly read and considered all aspects of this Agreement that you understand all its provisions and that you are voluntarily entering into said Agreement. You also represent that you have been advised of your right to consult with an attorney before signing this Agreement and that you have consulted with an attorney or voluntarily chosen not to do so.
24. Dispute Resolution. To ensure rapid and economical resolution of any disputes regarding this Agreement, the parties hereby agree that any and all claims, disputes, demands, or controversies of any nature whatsoever arising out of, or relating to, this Agreement, or its interpretation, enforcement, breach, performance or execution, your employment with the Company, or the termination of such employment, including but not limited to any statutory claims, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in Alameda County, CA conducted before a single arbitrator by JAMS, Inc. (“JAMS”) or its successor, under the then applicable JAMS arbitration rules. The parties each acknowledge that by agreeing to this arbitration procedure, they waive the right to resolve any such claims, disputes, demands or controversies of any nature whatsoever through a trial by jury or judge or by administrative proceeding. You will have the right to be represented by legal counsel at any arbitration proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be available under applicable law in a court proceeding; and (b) issue a written statement signed by the arbitrator regarding the disposition of each claim and the relief, if any, awarded as to each claim, the reasons for the award, and the arbitrator’s essential findings and conclusions on which the award is based. The decision of the arbitrator shall be final, binding and enforceable in any court of competent jurisdiction. Nothing in this Agreement is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration.
25. Miscellaneous. This Agreement constitutes the complete, final and exclusive embodiment of the entire agreement between you and Impax with regard to this subject matter and it supersedes all prior agreements, including but not limited to the Employment Agreement dated January 1, 2010. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of Impax. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and Impax, and inure to the benefit of both you and Impax, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California. This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile signatures and signatures transmitted by PDF shall be equivalent to original signatures.

If this Agreement is acceptable to you, please sign and return a copy to me.
Thank you for your contributions to Impax. We wish you the best in your future endeavors.
Sincerely,

/s/ Paul Ulatoski Paul Ulatoski
Agreed And Accepted:
By signing this letter, I acknowledge that I have had the opportunity to review this Agreement carefully with an attorney of my choice or have voluntarily chosen not to do so, that I understand the terms of the Agreement, and that I voluntarily agree to them.

/s/ Charles V. Hildenbrand Charles V. Hildenbrand	5 July 2011 Date